WSFS Financial Corporation

WSFS bank

We Stand For Service®

June 2016 WSFS Financial Corporation Senior Notes Offering Issuer Free Writing Prospectus Filed pursuant to Rule 433(d) Registration No. 333-211911 Dated June 8, 2016

The issuer has filed a registration statement (and a
prospectus) with the SEC for the offering to which this
communication relates. Before you invest, you should
read the prospectus in that registration statement and
other documents the issuer has filed with the SEC for
more complete information about the issuer and this
offering. You may get these documents for free by visiting
EDGAR on the SEC website at www.sec.gov. Alternatively,
the issuer, any underwriter, or any dealer participating in
the offering will arrange to send you the prospectus if you
request it by calling Sandler O'Neill + Partners, L.P., at
1 (866) 805-4128 or Keefe, Bruyette
& Woods, A Stifel
Company
at 1 (800) 966-1559.
.

Table of Contents
Terms of the Proposed Offering
The WSFS Franchise
Asset Quality Metrics
Appendices

1Q 2016 Highlights

Additional Information

Capital
Interest Coverage

Interest Rate Sensitivity

Business Model and Total Shareholder Returns

Forward-Looking Statements
This presentation contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities
Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company’s predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.  Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which the Company operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the
Company’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company’s investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations including the changes in regulations affecting financial institutions, including the
Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations being issued in accordance with this statute and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;  possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;
any impairment of the Company’s goodwill or other intangible assets; failure of the financial and operational controls of the Company’s Cash Connect division; conditions in the financial markets that may limit the Company’s access to additional funding to meet its liquidity needs; the success of the Company’s growth plans, including the successful integration of past and future acquisitions; the Company’s ability to complete the pending merger with Penn Liberty on the terms and conditions proposed which are subject to a number of conditions, risks and uncertainties, delay in closing the merger, difficulties and delays in integrating the Penn Liberty business or fully realizing cost savings and other benefits of the merger, business disruption following the merger, Penn Liberty’s customers acceptance of the Company’s products and services and related customer disintermediation; negative perceptions or publicity with respect to the Company’s trust and wealth management business; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally;  the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; possible changes in the speed of loan prepayments by the Company’s customers and loan origination or sales volumes; possible acceleration of prepayments of mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on prepayments on mortgage-backed securities due to low interest rates; regulatory limits on the Company’s ability to receive dividends from its subsidiaries and pay dividends to its shareholders; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, discussed in the Company’s Form 10-K for the year ended December 31, 2015 and other documents filed by the
Company with the Securities and Exchange Commission from time to time.  Forward looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Non-GAAP
Information
This presentation contains financial information and performance measures determined by methods other than in accordance with accounting
principles generally accepted in the United States (“GAAP”).  The Company’s management uses these non-GAAP measures to measure the
Company’s performance and believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented.  The
Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance.  These disclosures should not be viewed as a
substitute for financial measures determined in accordance with GAAP.  The following are the non-GAAP measures used in this presentation:
Core ROAA is a non-GAAP
measure that divides (i) net income determined in accordance with GAAP and excluding the impact of securities gains (losses), corporate development expenses, debt extinguishment costs, and other extraordinary items by (ii) average assets
Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets and preferred stock.
Return on average tangible common equity is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity.
Core net interest income is a non-GAAP
measure that adjusts net interest income as determined in accordance with GAAP to exclude
the impact of extraordinary items such as special dividends
Core noninterest income is a non-GAAP
measure that adjusts noninterest income as determined in accordance with GAAP to exclude
the impact of securities gains (losses)
Core noninterest expense is a non-GAAP
measure that adjusts noninterest expense as determined in accordance with GAAP to exclude
corporate development expenses and debt extinguishment costs
Efficiency ratio is a non-GAAP
measure that is determined by dividing noninterest expense (as determined in accordance with GAAP)
by the sum of net interest income and noninterest income (each as determined in accordance with GAAP)
Core efficiency ratio is a non-GAAP
measure that is determined by dividing core noninterest expense by the sum of core interest income and core noninterest income
Pre-tax pre-provision net revenue is a non-GAAP measure that adjusts net income to exclude loan loss provision and income taxes.
Core pre-tax pre-provision net revenue is pre-tax, pre-provision net revenue adjusted to exclude the impact of corporate development expenses, securities gains (losses), debt extinguishment costs, and other extraordinary items.

Terms of Proposed Offering

•
Issuer: WSFS Financial Corporation
•
Security Type: Fixed-to-Floating Rate Senior Notes due 2026
•
Aggregate Principal Amount: $75 million
•
Rating: A-
by Kroll Bond Rating Agency
•
Maturity:  10 years
•
Call Provision: Callable after five years at 100%
•
Use of Proceeds:  General corporate purposes including financing organic growth, acquisitions, repurchases of common stock, and redemption of outstanding indebtedness
•
Underwriters:
Sandler O’Neill + Partners, L.P. (Sole Book-Running Manager)
Keefe, Bruyette
& Woods, A Stifel
Company
(Co-Lead Manager)
Boenning
& Scattergood, Inc. (Co-Manager)

1Q 2016 Highlights

1Q 2016 Highlights
Reported Strong Results
Reported
Core
•
EPS:
$0.52
$0.53
•
ROAA:
1.13%
1.14%
•
ROATCE:
13.13%
13.33%
Strong Revenue Growth
•
Core net revenue increased $9.5 million, or 16% over 1Q 2015
•
Core net interest income improved $7.3 million, or 19% over 1Q 2015;  Net interest margin
(NIM) was 3.87% in 1Q 2016, a 13 basis point improvement from 1Q 2015, after adjusting for the impact of a one-time special FHLB dividend in 1Q15
•
Core fee (noninterest) income increased $2.1 million, or 10% over 1Q 2015
Significant Positive Operating Leverage
•
Expenses well managed at 11% core growth from 1Q 2015;  Vs. 16% core net revenue growth =
5% points in positive operating leverage in 1Q 2016 vs 1Q 2015
•
Pre-tax, pre-provision net revenue (core) grew $5.2 million, or 25% from 1Q 2015
•
Core efficiency ratio improved to 61.89% in 1Q 2016 from 64.75% in 1Q 2015
•
Also, 1Q tends to be our weakest quarter on revenue and expenses

(1) Core values are non-GAAP financial information and should be considered in addition to results prepared in accordance with GAAP, and not a substitute for, or superior to GAAP results.  See appendix for reconciliation to GAAP financial information.

1Q 2016 Highlights
Loan and Core Deposit Growth Continues
•
Net loans increased $23.1 million from 4Q 2015.  Growth was driven by an 8%
(annualized) increase in
C&I and CRE loans, partially offset by a decline in residential mortgages and expected paydown/payoff activity in the construction portfolio
•
Commercial loans comprise 84% of the total loans.  Variable rate loans represent 68% of total loans
•
Customer funding increased $9.8 million 4Q 2015.  Organic growth was driven by an increase in core deposits of $35 million, or
4% (annualized). This was offset by an intentional $26.2 million decrease in time deposits to manage NIM
•
Core deposit accounts are 85% of total customer funding, including no-cost and low-cost checking which represent 45% of customer funding
Asset Quality Remains Strong
•
NPA’s declined by 6% (not annualized) to $37.7 million or 0.66% of total assets; delinquencies (including nonperforming delinquencies) decreased to 0.60% of total gross loans; net charge offs were a low 3bps of total net loans
•
Total credit costs (provision for loan losses, loan workout expenses, OREO expenses and other credit reserves) were $1.3 million in 1Q 2016
Penn Liberty on Track to Close in 3Q 2016
•
Received all required regulatory and shareholder approvals.  Scheduled to close on August 12 th
with a
simultaneous conversion/integration

The WSFS Franchise

Our physical market is strategically located with close proximity to major Mid-Atlantic cities such as Washington DC, Baltimore, Philadelphia and New York.
New York
Philadelphia
Baltimore
Washington DC
PA
NJ
DE
MD
WV
VA
Pennsylvania
New Jersey
Delaware
Indicates WSFS Branch office and LPO locations; not shown on map: Annandale, VA (LPO) & Las Vegas, NV (Wealth Management Office)

•
Largest independent bank and
trust co. HQ in the Del. Valley
•
$5.7 billion in assets
•
$13.1 billion in fiduciary
assets, includes $1.2
billion in assets
under management
•
63 offices
•
Founded in 1832, WSFS is one
of the oldest banks in the U.S.
•
Major business lines
•
Retail
•
Commercial
•
Wealth Management
(1)
•
Cash Connect
®
(ATM cash
and related businesses)
(1)
The WSFS Franchise
Note: the varying shades of green represent the intensity of the number of Customers we serve in our regional footprint

(1) Wealth and Cash Connect businesses conducted on a national basis

WSFS Financial Corporation

Montgomery
Chester
Delaware
Philadelphia
Pottstown
Warminster
Levittown
Bensalem
Willingboro
Wilmington
Newark
New Castle
Kent
Dover
DELAWARE
Sussex
Rehoboth Bay
Indian River Bay

The WSFS Franchise –
PA Expansion

Over the past 5 years, WSFS has successfully
expanded its franchise into Pennsylvania
through:
•
De novo branches; hiring local lenders
•
Acquisition of Alliance Bank
•
Recently announced Penn Liberty acquisition
Strong position as one of the few remaining
super-community banks in the attractive and
rapidly consolidating southeastern PA markets
•
Approximately $5.4 billion of potential relationship
dislocation in three key southeastern PA counties
as a result of recent announced acquisitions
(SUSQ, NPBC and FNFG) by large, out-of-state
super-regionals
Penn Liberty will increase PA scale to 24 total
offices
(2)
across Chester, Delaware, and
Montgomery counties, within a very tight
geography
Source: SNL Financial.
1)
Chester, Delaware and Montgomery. Measured by deposits.
2)
Pro forma office count assumes the consolidation of one WSFS branch, one Penn Liberty branch, and the consolidation of WSFS Mortgage operations and the Plymouth Meeting LPO into Penn Liberty’s Wayne office or an existing WSFS office.
(1)

The WSFS Franchise -
WSFS Bank
Assets $5.7 Billion; Net Loans $3.8 Billion
Asset
Composition
–
March
31,
2016
•
Commercial loans
comprise 84% of the
loan portfolio
•
C&I (including owner-
occupied real estate),
the largest
component, makes up
52% of gross loans

Cash
Connect
9%
Investments
17%
BOLI 2%
Non-
Earning
Assets 6%
Net Loans
66%
7%
10%
6%
53%
26%
CRE
C&I
Residential
Mortgages
Consumer
Construction

Customer Funding -
$3.9 Billion
Funding
Composition
–
March
31,
2016
•
Core customer funding
comprises 85% of total
customer funding
•
Non-interest and very
low interest DDA (WAC
13bps) stand at 45% of
total customer funding

The WSFS Franchise -
WSFS Bank
Other
Liabilities
1%
Wholesale
Deposits
4%
Borrowings
17%
Equity 10%
Customer
Funding
68%
Sweeps
0.4%
Time
14%
Non-
interest
DDA 25%
Interest
DDA 20%
Money
Market
&
Savings
40%

Deposits of Traditional Banks in State of Delaware

June 30, 2015*

Rank	Institution	Branch Count	Total Deposits in Market	Total Market Share	2014-2015 Growth	2014-2015 Growth	CAGR '08-'15
1	M&T Bancorp (NY)	39	5,501,061	30.47%	$(170,957)	-3.01%	2.10%
2	PNC Financial Services Group (PA)	40	3,851,150	21.33%	(81,808)	-2.08%	6.80%
3	WSFS (DE)[1]	37	3,210,123	17.78%	363,431	12.77%	10.97%
4	Wells Fargo & Company (CA)	20	2,031,261	11.25%	(157,494)	-7.20%	-6.45%
5	TD Bank (Canada)[2]	13	1,023,707	5.67%	138,111	15.60%	14.41%
6	Citizens (RBS -Scotland)	23	996,539	5.52%	53,155	5.63%	-0.42%
7	Fulton Financial Corp. (PA)	11	463,732	2.57%	47,573	11.43%	8.47%
8	Artisan's Bank (DE)	12	429,046	2.38%	(11,842)	-2.69%	-2.51%
9	County Bank (DE)	7	301,379	1.67%	6,365	2.16%	0.67%
10	Bank of America (NC)	4	248,195	1.37%	8,278	3.45%	32.38%
	Top 10 State of Delaware Banks[3]	**206**	**$18,056,193**	**100.00%**	**$190,605**	**1.07%**	**2.98%**

*Most recently available FDIC data
(1)
WSFS 2015 growth excluding the acquisition of The First National Bank of Wyoming was $119 million or 3.86%
(2)
Excludes estimated out-of-market deposits of TD Bank
(3)
Top 10 Delaware Banks house 96% of all traditional deposits in the state

The WSFS Franchise -
WSFS Bank

Core Customer Deposit Funding Strength

1Q 2016 Cost of Deposits
Wtd. Avg. Cost
Noninterest Bearing DDA:
0.00%
Interest Bearing Demand:
0.13%
Savings:
0.13%
Money Market:
0.27%
Customer Time Deposits:
0.52%
Total Cost of Customer Deposits:
0.21%
3.19%
2.12%
1.29%
0.88%
0.66%
0.42%
0.23%
0.22%
0.20%
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
3.5%
2007
2008
2009
2010
2011
2012
2013
2014
2015
Cost of Deposits

WSFS Financial Corporation

Total Fee income
$ in Millions - Excluding Realized Securities Gains

The WSFS Franchise –
Diversified & Robust Fee Income

CAGR: 12%
%’s represent fee (non-interest) income / total revenue
$31
$30
$33
$37
$33
$36
$13
$16
$19
$24
$26
$28
$5
$13
$14
$16
$18
$23
23%
27%
30%
34%
33%
32%
$0
$10
$20
$30
$40
$50
$60
$70
$80
$90
$100
2010
2011
2012
2013
2014
2015
Trust & Wealth Management
Cash Connect
Bank Segment

WSFS Financial Corporation

WSFS Wealth
Investments

Cypress
Capital Management

WSFS Wealth
Private Bank

WSFS Wealth
CHRISTIANA TRUST®

The WSFS Franchise –
WSFS Wealth
Net Revenue
(1)
of $34.9 million in 2015; Pre-tax profit of $12.2 million

•
Registered investment advisor offering a
“balanced’ investment style focused on
preservation of capital and current income
•
Focus on high net worth individuals
•
$634 million assets under management
•
Offers credit and deposit products
•
Focus on high net worth individuals
•
Partners/refers to other wealth units
•
Fiduciary and investment services
•
Services to personal trust clients as well as trustee, agency, bankruptcy, custodial and commercial domicile services to corporate and institutional clients
•
$574 million in assets under management and $12.5 billion assets under administration
•
Ranked
#1
in
Trust
Revenue
growth
in
the
state
of
Delaware
and
26
th
nationwide
(2)
•
Offers insurance and brokerage products
•
Focus on retail banking clients
(1) Net revenue includes intersegment revenue and is net of funding costs
(2) Per Bank Director Magazine

WSFS Financial Corporation

WSFS bank

CashConnect®

INNOVATING CASH LOGISTICS

The WSFS Franchise –
Cash Connect®
•
Leading provider of ATM vault cash, armored carrier management, cash forecasting services, insurance and equipment services
•
More than $700 million in vault cash
•
More than 17,000 non-bank ATMs nationwide
•
Adding ATM settlement services to existing managed service offering
•
Expanding ATM managed services from ISO market to FI market sector
•
Operates over 440 ATMs for WSFS Bank; largest in-market ATM franchise
•
$27.7 million net revenue
(1)
(fee income less funding costs) and
$7.9 million in pre-tax profitability in 2015
•
5 year CAGR for net revenue
(1)
is 16%
•
1Q 2016 net revenue increased 14% from 1Q 2015
•
Also serves as an innovation center for the company, both
expanding core ATM offerings and additional payment-, processing-
and software-related activities; E.g., launched WSFS Mobile Cash –
Allows Customers to securely withdraw cash from ATMs by using their WSFS Mobile Banking App.
•
Gaining traction with its new deposit safe cash logistics product rolled out in early 2015.  Significant deposit safe partners have been added to the program which has built a strong pipeline for
2016.

(1) Net revenue includes intersegment revenue and is net of funding costs

Strong Performance Through the Economic Cycle

•
WSFS
has
maintained
profitability
despite
the
economic
conditions
sustained
across
the
industry
•
Worst
year
–
2009
–
was
essentially
breakeven
•
Consistently
grown
the
balance
sheet
through
organic
growth
and
supplemental
acquisitions
•
Assets
have
increased
from
$3.2
billion
to
$5.6
billion
•
Loans
increased
by
70%
from
$2.3
billion
to
$3.8
billion
•
Deposits
have
more
than
doubled
to
$4.0
billion
from
$1.8
billion
•
WSFS
issued
$75
million
of
common
equity
in
2009
and
2010,
with
the
remaining
growth
in
tangible
common
equity
coming
from
retained
earnings
$0.0
$1.0
$2.0
$3.0
$4.0
$5.0
$6.0
2007
2008
2009
2010
2011
2012
2013
2014
2015
Total Assets ($ bn)
$0.0
$10.0
$20.0
$30.0
$40.0
$50.0
$60.0
2007
2008
2009
2010
2011
2012
2013
2014
2015
Net Income ($ mm)
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
7.0%
8.0%
9.0%
10.0%
2007
2008
2009
2010
2011
2012
2013
2014
2015
Tangible Common Equity / Tangible Assets (%)

Additional Information

Note: Texas Ratio is defined as the sum of Nonaccrual Loans, Restructured Loans, Loans 90 Days Past Due and Assets Acquired Through Foreclosure divided by the sum of Common Equity and Allowance for Loan Losses minus Intangible Assets.
Source: SNL Financial and  Company filings.
Asset Quality Metrics
0.0
0.5
1.0
1.5
2.0
2.5
3.0
2008
2009
2010
2011
2012
2013
2014
2015
ALLL / Gross Loans (%)
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
2008
2009
2010
2011
2012
2013
2014
2015
NPLs / Loans (%)
0.0
5.0
10.0
15.0
20.0
25.0
30.0
35.0
2008
2009
2010
2011
2012
2013
2014
2015
Texas Ratio
0.0
0.5
1.0
1.5
2.0
2.5
3.0
2008
2009
2010
2011
2012
2013
2014
2015
NCOs / Avg. Loans (%)

Asset Quality Metrics

0.20%
0.70%
1.20%
1.70%
2.20%
2.70%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
Delinquencies
(1)
/ Gross Loans
Delinquencies
Large Relationship (2)
(1)
Includes non-accruing loans
(2)
One large $17.3 million, highly-seasonal relationship
Average
delinquency over
the past 13
quarters was 0.92%
18.61%
24.09%
10%
15%
20%
25%
30%
35%
40%
45%
50%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
Criticized & Classified Loans
/ Tier-1 + ALLL
Classified Loans
Criticized Loans

Adequate Capital to Grow and to Return to Shareholders
Total Risk Based Capital (TRBC) 000’s

12/12
12/13
12/14
12/15
3/16
TRBC
14.29%
14.36%
13.86%
12.62%
12.96%
Tier-1 Capital
13.04%
13.16%
12.83%
11.82%
12.16%
Excess RBC (above 10%)
$140,117
$153,542
$147,186
$146,788
$140,907
TCE
7.72%
7.69%
9.00%
8.84%
9.00%
TCBV/Share
$12.74
$12.89
$15.30
$16.30
$17.04
Note: Regulatory capital provided for December 31, 2012 and 2013 and March 31, 2016 are from Wilmington Savings  Fund Society, FSB.
$250,000
$300,000
$350,000
$400,000
$450,000
$500,000
$550,000
$600,000
$650,000
12/12
12/13
12/14
12/15
3/16
Total Risk-Based
Capital
Well Capitalized Requirement

Interest Coverage

Historical Interest Coverage
Interest Expense Incurred On:
2011
2012
2013
2014
2015
Interest Expense: CDs
14,364
10,665
5,311
4,827
3,743
Interest Expense: Other Deposits
4,767
2,436
1,869
2,324
3,423
Interest Expense: Total Deposits
19,131
13,101
7,180
7,151
7,165
Interest Expense: Debt
13,474
10,187
8,154
8,679
8,610
Int Exp: Total Int-bearing Liab
32,605
23,288
15,334
15,830
15,776
Net Income before Taxes
34,152
48,294
72,812
72,560
83,806
Interest Coverage (inc. deposit expense)
2.0
3.1
5.7
5.6
6.3
Interest Coverage (exc. deposit expense)
3.5
5.7
9.9
9.4
10.7

Well Positioned for Rising Rates
BPS Change
1
NII
% Impact
NII
$ Impact
+100
0.5%
+$0.9mm
+200
3.1%
+$5.5mm
+300
5.4%
+$9.7mm
+400
7.8%
+$13.9mm
Balance Sheet Drivers
•
+100 Model results reflects impact of loan floors and WSFS prime
•
High % of variable/adjustable rate total loan portfolio: 68%
•
High % core deposits: 85%; High % non-interest bearing and low-interest DDA: 45%
•
Solid brand and position / WSFS is a market “price leader”
(1) WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks

Engaged Associates
Delivering Stellar Service
Growing Customer Advocates
And Value for Our Owners
Virtuous Cycle

Business Model and Total Shareholder Returns
(1)   Completed by the Gallup Organization, 2015 Survey
(2)   Per Bloomberg; closing price as of  March 31, 2016
Focused Business Model
•
Consistently ranked in
the top quartile of all
businesses surveyed
1
•
WSFS has been recog-
nized by The Wilmington
News Journal as a “Top
Workplace Award”
winner ten years
in a row
•
Voted “Top Bank” in Delaware
five years
running (The News
Journal)
•
Customer advocacy survey
places WSFS at the 78th
percentile
1
•
On a scale of 1-5, 67% of
WSFS Customers rated us a “5”
saying “WSFS is the perfect
bank for people like me.”
1
•
Builds sustainable real profit
growth
•
Leads to increased
shareholder value
•
Total Shareholder Returns
2
WSFS
Nasdaq
Bank Index
1 year
29.98%
1.64%
3 year
105.15%
36.19%
5 year
117.03%
62.44%
10 year
71.66%
4.27%

Appendices

Appendix – Table of Contents Section – Appendix 1 – Management Team – Appendix 2 – Business Model – Appendix 3 – Non-GAAP Financial Information 29

Appendix 1 –
Management Team
•
Mark A. Turner, 52, has served as President and Chief Executive Officer since 2007.  Mr. Turner was previously Chief Operating Officer and the Chief Financial Officer for WSFS. Prior to joining
WSFS, his experience includes working at CoreStates Bank and Meridian Bancorp.  Mr. Turner started his career at the international professional services firm of KPMG, LLP.  He received his
MBA from the Wharton School of the University of Pennsylvania, his Masters Degree in
Executive Leadership from the University of Nebraska and his Bachelor’s Degree in Accounting
and Management from LaSalle University.
•
Rodger Levenson, 54, Executive Vice President and Chief Financial Officer since 2015.  Mr.
Levenson was previously the Chief Commercial Banking Officer from 2006. From 2003 to 2006,
Mr. Levenson was Senior Vice President and Manager of the Specialized Banking and Business
Banking Divisions of Citizens Bank.  Mr. Levenson received his MBA in Finance from Drexel
University and his Bachelor’s Degree in Finance from Temple University.
•
Peggy H. Eddens, 60, Executive Vice President, Chief Human Capital Officer since 2007. From
2003 to 2007 she was Senior Vice President for Human Resources and Development for NexTier
Bank, Butler PA. Ms. Eddens received a Master of Science Degree in Human Resource
Management from La Roche College and her Bachelor of Science Degree in Business
Administration with minors in Management and Psychology from Robert Morris University.
•
Paul D. Geraghty, 62, Executive Vice President and Chief Wealth Officer since 2011.  From 2007 to 2010, he was Chief Executive Officer at Harleysville National Corporation, Harleysville, PA.
Mr. Geraghty received his Bachelor of Science in Accounting from Villanova University and pursued graduate study in business at Lehigh University.

Appendix 1 –
Management Team
•
Thomas W. Kearney, 68, Executive Vice President and Chief Risk Officer has been with WSFS since 1998. Mr. Kearney holds a Bachelor’s degree in Business Administration (Finance and
Accounting) from Drexel University. He also holds the professional designations of Certified
Bank Auditor (CBA) and Certified Financial Services Auditor (CFSA). As Chief Risk Officer, Mr.
Kearney’s primary responsibility is to manage and direct the various oversight functions throughout the Company. These oversight functions include Enterprise Risk Management, Loan
Review, In-house Counsel, Security/Fraud Investigations, Regulatory Compliance, Internal
Control/Audit and Credit Administration.
•
S. James Mazarakis, 58, Executive Vice President and Chief Technology Officer since 2010.  Mr.
Mazarakis  served in a senior leadership role as Chief Information Officer for T. Rowe Price, and
Managing Director and Divisional CIO at JP Morgan Investment Asset Management. He received his Master of Science degree in Management of Technology from Polytechnic Institute of New
York University.
•
Thomas Stevenson, 62, has served as President of Cash Connect Division since 2003.  Mr.
Stevenson joined WSFS in 1996 as  Executive Vice President and Chief Information Officer.  Prior
to joining WSFS, Mr. Stevenson was the Manager of Quality Assurance at Electronic Payment
Services.  Mr. Stevenson attended Wayne State University and the Banking and Financial
Services program at the University of Michigan’s Graduate School of Business Administration.
•
Richard M. Wright, 62, Executive Vice President and Chief Retail Banking Officer since 2006.
From 2003 to 2006, Mr. Wright was Executive Vice President, Retail Banking and Marketing for
DNB First in Downingtown, PA.  Mr. Wright received his MBA in Management Decision Systems from the University of Southern California and his Bachelor’s Degree in Marketing and
Economics from California State University.

MISSION

We Stand For Service®

VISION

We envision a day when
all our constituents say,
"I can't image a world without WSFS."

STRATEGY

Engaged Associates delivering stellar experiences growing Customer Advocates and value for our Owners.℠

VALUES

At WSFS we:
Do the right thing • Serve others
Are open and candid • Grow and improve

Appendix 2 – Business Model 32

Appendix 3 –
Non-GAAP Financial Information
Tangible common equity to assets and Tangible common book value per share

As
of
March 31,
December 31,
December 31,
December 31,
December 31,
2016
2015
2014
2013
2012
Total assets
$
5,684,994
$
5,584,637
$
4,853,320
$
4,515,763
$
4,375,148
Less: Goodwill and other
intangible assets
(94,572)
(95,295)
(57,593)
(38,978)
(33,320)
Total tangible assets
$
5,590,422
$
5,489,342
$
4,795,727
$
4,476,785
$
4,341,828
Total Stockholders' equity
$
597,580
$
580,471
$
489,051
$
383,050
$
421,054
Less: Preferred Equity
0
0
0
0
(52,474)
Total Stockholders' common equity
597,580
580,471
489,051
383,050
368,580
Less: Goodwill and other
intangible assets
(94,572)
(95,295)
(57,593)
(38,978)
(33,320)
Total tangible common equity
$
503,008
$
485,176
$
431,458
$
344,072
$
335,260
Shares of common stock
outstanding
29,522
29,763
28,208
26,686
26,320
Calculation of tangible common book value per
share:
Book Value per share (GAAP)
$
20.24
$
19.50
$
17.34
$
14.35
$
14.00
Tangible common book value per
share (non-GAAP)
17.04
16.30
15.30
12.89
12.74
Calculation of tangible common equity to assets:
Equity to asset ratio (GAAP)
10.51
%
10.39
%
10.08
%
8.48
%
9.62
%
Tangible common equity to asset
ratio (non-GAAP)
9.00
8.84
9.00
7.69
7.72

Appendix 3 –
Non-GAAP Financial Information
Core:  GAAP Reconciliation

3 Months Ended
March 31, 2016
Net Income
EPS
ROAA
Reported (GAAP)
$15,770
$0.52
1.13%
Less: Securities gains, corporate
development costs, debt extinguishment &
income tax benefit, net of taxes
$241
$0.01
0.01
Core (non-GAAP)
$16,011
$0.53
1.14%
(1)
Noninterest expense divided by (tax-equivalent) net interest income plus noninterest income
(2)
Core Noninterest expense divided by (tax-equivalent) core net interest income plus core noninterest income
(3)
Net interest income (pre-provision) plus noninterest income minus noninterest expense
(4)
Core net interest income (pre-provision) plus core noninterest income minus core noninterest expense
3 Months Ended
3 Months Ended
March 31, 2016
March 31, 2015
Net Interest Income (GAAP)
$45,356
$38,817
Adj: Special FHLB Dividend
($808)
Core Net Interest Income
$45,356
$38,009
Noninterest Inc (as reported)
$23,070
$21,095
Adj: Securities Gains
($305)
($451)
Core Non-interest Income
$22,765
$20,644
Noninterest Expense (GAAP)
$43,199
$38,913
Adj: Corporate Development
($569)
($596)
Core Noninterest Expense
$42,630
$38,317
Efficiency Ratio (Reported)
(1)
62.44%
64.39%
Core Efficiency Ratio
(2)
61.89%
64.75%
Pre-tax
Pre-Provision Net Revenue
(3)
$25,227
$20,999
Core
Pre-tax
Pre-Provision Net Revenue
(4)
$25,491
$20,336
3 Months Ended
March 31, 2016
Total Average Stockholders' equity
$592,047
Less Goodwill and other intangible assets and preferred stock
($95,074)
Total Average Tangible Common Equity
$496,973
Net Income (GAAP)
$15,770
Less: Sec. gains, corp. dev. costs, net of taxes
$241
Core Net Income (non-GAAP)
$16,011
Plus Amortization of Goodwill and Other Intangibles
$549
Core Total Tangible Net Income Allocable to Common
Stockholders
$16,562
Return on Average Tangible Common Equity (Reported)
13.13%
Core Return on Average Tangible Common Equity
13.33%